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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of report (Date of earliest event reported)        August 2, 1999
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                              SABRATEK CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      1-11831                 36-3700639
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(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)          Identification No.)

      8111 North St. Louis, Skokie, Illinois               60076
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     (Address of Principal Executive Offices)            (Zip Code)

                                 (847) 720-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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         ITEM 5: OTHER EVENTS.

         Sabratek Corporation ("Sabratek") announced that its second-quarter earnings are expected to be significantly lower than the consensus Wall Street estimate of $.07 per share. Sabratek expects to release its second quarter results on or about August 12, 1999.

         In addition, Sabratek announced that its Board of Directors is reviewing, and is prepared to implement, strategic options, which may include a rights offering and an initial public offering, in order to realize the full value of Sabratek's newly-acquired subsidiary, Unitron Medical Communications, Inc., also known as OneMedPlace.com. Sabratek is engaging investment bankers to advise it on such options.

         Finally, Sabratek announced that its Board of Directors had approved a broad reorganization of its operations to reflect its increasing focus on products and services related to clinical connectivity. As part of the reorganization, Sabratek will be divided into three operating divisions, each headed by a group president reporting to a new corporate office of the president. The three divisions will be medical devices and related supplies, services and the Company's Internet portal site, OneMedPlace.com. In connection with the reorganization, Sabratek stated that it had reviewed Corporate wide policies and procedures to ensure uniformity among the operating divisions.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 2, 1999            By: /s/ John Reilly
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                                    John Reilly, Chief Financial Officer








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